UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 7, 2020

VMWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33622	94-3292913
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3401 Hillview Avenue, Palo Alto, CA	94304
(Address of Principal Executive Offices)	(Zip code)

Registrant’s telephone number, including area code: (650) 427-5000

N/A

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	VMW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

On April 7, 2020, VMware, Inc. (“VMware”) completed a public offering of $750,000,000 aggregate principal amount of its 4.500% Senior Notes due 2025 (the “2025 Notes”), $500,000,000 aggregate principal amount of its 4.650% Senior Notes due 2027 (the “2027 Notes”) and $750,000,000 aggregate principal amount of its 4.700% Senior Notes due 2030 (the “2030 Notes” and, together with the 2025 Notes and 2027 Notes, the “Notes”). The Notes were offered under VMware’s Registration Statement on Form S-3ASR (Registration No. 333-237417), filed with the Securities and Exchange Commission (the “SEC”) on March 27, 2020, and were sold pursuant to an Underwriting Agreement, dated as of April 2, 2020, between VMware and BofA Securities, Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters. Net proceeds from the sale of the Notes are expected to be approximately $1,979,300,000, after deducting underwriting discounts and commissions and estimated expenses. VMware intends to use a portion of the net proceeds from the offering of the Notes to redeem $1,250,000,000 in outstanding principal amount of its 2.300% senior unsecured notes due in August 2020, and, to the extent any proceeds remain, for general corporate purposes, which may include pursuing various mergers and acquisitions, repayment of other indebtedness or stock repurchases.

The Notes were issued pursuant to the Indenture, dated as of August 21, 2017 (the “Base Indenture”), between VMware and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), on the terms and conditions set forth (i) in respect of the 2025 Notes, the Fourth Supplemental Indenture, dated April 7, 2020 (the “Fourth Supplemental Indenture”), (ii) in respect of the 2027 Notes, the Fifth Supplemental Indenture, dated April 7, 2020 (the “Fifth Supplemental Indenture”) and (iii) in respect of the 2030 Notes, the Sixth Supplemental Indenture, dated April 7, 2020 (the “Sixth Supplemental Indenture” and, together with the Base Indenture, the Fourth Supplemental Indenture and the Fifth Supplemental Indenture, the “Indenture”). The Indenture includes customary agreements and covenants by VMware. These covenants include limitations on VMware’s ability, with significant exceptions, (i) to incur debt secured by liens on certain property above a threshold, (ii) to engage in certain sale and leaseback transactions involving certain property above a threshold and (iii) to consolidate or merge, or sell, lease or convey VMware’s assets substantially as an entirety. Upon the occurrence of both (i) a change of control of VMware (as defined in the Indenture) and (ii) a downgrade of the Notes below an investment grade rating by each of Fitch Ratings Ltd., Moody’s Investors Service, Inc. and S&P Global Ratings within a specified period, VMware will be required, subject to significant exemptions, to make an offer to purchase the Notes at a price equal to 101% of the aggregate principal amount of such Notes, plus accrued and unpaid interest to the date of repurchase, as set forth in more detail in the prospectus supplement filed by VMware with the SEC on April 6, 2020 (the “Prospectus Supplement”).

The Notes are VMware’s unsecured obligations and rank equally in right of payment with its other unsecured and unsubordinated indebtedness from time to time outstanding. The 2025 Notes will mature on May 15, 2025, the 2027 Notes will mature on May 15, 2027 and the 2030 Notes will mature on May 15, 2030. Interest on the Notes will be payable on May 15 and November 15 of each year, commencing November 15, 2020. The interest rate on the 2025 Notes is 4.500% per annum, the interest rate on the 2027 Notes is 4.650% per annum and the interest rate on the 2030 Notes is 4.700% per annum. The interest rate payable on the Notes will be subject to adjustment, in each case based on certain rating events as described the Prospectus Supplement. The 2025 Notes were sold to the public at 99.949% of par, the 2027 Notes were sold to the public at 99.951% of par and the 2030 Notes were sold to the public at 99.643% of par.

The 2025 Notes will be redeemable in whole at any time or in part from time to time, at VMware’s option, prior to April 15, 2025 (the “2025 Par Call Date”), at a redemption price as calculated by us equal to the greater of (i) 100% of the principal amount of the 2025 Notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon that would be due if the 2025 Notes matured on the 2025 Par Call Date (exclusive of interest accrued to the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the then current treasury rate plus 50 basis points for the 2025 Notes, plus in each case, accrued and unpaid interest, if any, on the amount being redeemed to, but excluding, the date of redemption. On or after the 2025 Par Call Date, the 2025 Notes will be redeemable in whole at any time or in part from time to time, at VMware’s option, at a redemption price equal to 100% of the principal amount of the 2025 Notes to be redeemed, plus accrued and unpaid interest, if any, on the amount being redeemed to, but excluding, the date of redemption.

The 2027 Notes will be redeemable in whole at any time or in part from time to time, at VMware’s option, prior to March 15, 2027 (the “2027 Par Call Date”), at a redemption price as calculated by us equal to the greater of (i) 100% of the principal amount of the 2027 Notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon that would be due if the 2027 Notes matured on the 2027 Par Call Date (exclusive of interest accrued to the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the then current treasury rate plus 50 basis points for the 2027 Notes, plus in each case, accrued and unpaid interest, if any, on the amount being redeemed to, but excluding, the date of redemption. On or after the 2027 Par Call Date, the 2027 Notes will be redeemable in whole at any time or in part from time to time, at VMware’s option, at a redemption price equal to 100% of the principal amount of the 2027 Notes to be redeemed, plus accrued and unpaid interest, if any, on the amount being redeemed to, but excluding, the date of redemption.

The 2030 Notes will be redeemable in whole at any time or in part from time to time, at VMware’s option, prior to February 15, 2030 (the “2030 Par Call Date”), at a redemption price as calculated by us equal to the greater of (i) 100% of the principal amount of the 2030 Notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon that would be due if the 2030 Notes matured on the 2030 Par Call Date (exclusive of interest accrued to the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the then current treasury rate plus 50 basis points for the 2030 Notes, plus in each case, accrued and unpaid interest, if any, on the amount being redeemed to, but excluding, the date of redemption. On or after the 2030 Par Call Date, the 2030 Notes will be redeemable in whole at any time or in part from time to time, at VMware’s option, at a redemption price equal to 100% of the principal amount of the 2030 Notes to be redeemed, plus accrued and unpaid interest, if any, on the amount being redeemed to, but excluding, the date of redemption.

The Fourth Supplemental Indenture, the Fifth Supplemental Indenture and the Sixth Supplemental Indenture are filed as Exhibits 4.2, 4.3 and 4.4 to this Form 8-K, respectively, and are incorporated herein by reference. The foregoing summary of the terms of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the Indenture and the Notes.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description of Exhibit

4.1

Indenture, by and between VMware and The Bank of New York Mellon Trust Company, N.A., as trustee, dated August 21, 2017 (incorporated by reference to Exhibit 4.2 to VMware’s Annual Report on Form 10-K for the year ended January 31, 2020).

4.2	Fourth Supplemental Indenture, by and between VMware and The Bank of New York Mellon Trust Company, N.A., as trustee, dated April 7, 2020.

4.3	Fifth Supplemental Indenture, by and between VMware and The Bank of New York Mellon Trust Company, N.A., as trustee, dated April 7, 2020.

4.4	Sixth Supplemental Indenture, by and between VMware and The Bank of New York Mellon Trust Company, N.A., as trustee, dated April 7, 2020.

5.1	Opinion of Gibson, Dunn & Crutcher LLP, dated April 7, 2020.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File, formatted in Inline XBRL and included as Exhibit 101

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 7, 2020	VMware, Inc.
	By:	/s/ Craig Norris
	Name:	Craig Norris
	Title:	Vice President, Deputy General Counsel and Assistant Secretary